Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF LASERLOCK TECHNOLOGIES, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of LaserLock Technologies, Inc. (the “Company”) for the period ended September 30, 2013, as filed with the Securities and Exchange Commission (the "Report"), I, Neil Alpert, Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2013	/s/ Neil Alpert
Neil Alpert
Chief Executive Officer